EXHIBIT 24.1


  HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                   (801) 532-2200
Member of AICPA Division of Firms                Fax (801) 532-7944
      Member of SECPS                        345 East Broadway, Suite 200
Member of Summit International Associates   Salt Lake City, Utah 84111-2693
                                                   www.hbmcpas.com



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
enSurge, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 of enSurge, Inc. of our report dated May 15, 2001, relating to the consolidated balance sheet of enSurge, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the year then ended, which report appears in the 2000 annual report on Form 10-KSB of enSurge, Inc., as amended.

                              /s/ HANSEN, BARNETT & MAXWELL
                              -----------------------------
                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 25, 2001